Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-42899, 333-65479, 333-14577, 333-41950, 333-90276 and 333-102227) of Precision Castparts Corp. of our report dated June 14, 2006 relating to the financial statements and financial statement schedule which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Portland, Oregon

May 31, 2007